Exhibit 10.4

OWENS & MINOR, INC.

DEFERRED COMPENSATION TRUST

Effective July 1, 2004

(i)

This Agreement made effective as of the 1st day of July, 2004, by and between Owens & Minor, Inc. (the “Company”) and Erika T. Davis and Grace den Hartog (the “Trustees”).

RECITALS:

WHEREAS, the Company has adopted deferred compensation plans for the benefit of eligible executives;

WHEREAS, the Company has incurred or expects to incur liability under the terms of such plans with respect to the individuals participating therein;

WHEREAS, the Company wishes to establish a trust (hereinafter called the “Trust”) and to contribute to the Trust assets that shall be held hereunder, subject to the claims of the creditors of the Company and any affiliate of the Company (an “Affiliated Employer”) whose employees participate in the plans identified on Exhibit I, as in effect from time to time (the “Plans”), until paid to the Plans’ participants, and their beneficiaries in such manner and at such times as specified in the Plans;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, it is the intention of the Company to make contributions to the Trust from time to time to provide itself a source of funds to assist it in meeting its obligations under the Plans;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed as of follows:

ESTABLISHMENT OF TRUST

The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change of Control, as defined in the Plans.

The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plans’ participants and general creditors as herein set forth. Participants in the Plans and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any asset of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Plans’ participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s and any Affiliated Employer’s general creditors under federal and state law in the event of Insolvency, as defined in Trust Section 3.01.

Prior to a Control Change Date (as defined in the Plans), the Company, in its sole discretion, at any time, and from time to time, may make deposits of cash or other property in trust with the Trustees to be held, administered and disposed of by the Trustees as provided in this Trust Agreement. Neither the Trustees nor any of the Plans’ participants or beneficiaries shall have any right to compel such deposits.

Upon a Control Change Date (as defined in the Plans), the Company shall, as soon as possible, but in no event longer than ten (10) days following the Control Change Date, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each of the Plans’ participants or beneficiaries the benefits to which the Plans’ participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the Control Change Date. The amount of such irrevocable contribution shall be determined by the Company’s independent accountant engaged by the Company prior to the Control Change Date. Nothing in this Section 1.05 or Section 1.04 shall be construed as preventing the Company or the trustee of a trust established by the Company from making additional contributions to the Trust following a Control Change Date.

A separate account shall be established under the Trust for each Plan. Subject to the provisions of this Trust Agreement the assets credited to the account of a Plan shall be used only for the payment of benefits to that Plan’s participants and their beneficiaries or the payment of reasonable expenses related to the administration of that Plan or this Trust (which may be charged directly on a Plan-by-Plan basis or may be charged pro rata based on each Plan’s proportionate interest in the Trust Fund. The assets of each Plan’s account may be commingled with the assets of one or more other Plans’ accounts for investment purposes.

PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

The Company shall deliver to Trustees a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan’s participants (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustees for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustees shall make payments to each of the Plan’s participants and their beneficiaries in accordance with such Payment Schedule. The Trustees shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

The Company may make payment of benefits directly to the Plans’ participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustees of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of a Plan’s account in the Trust, and any earnings thereon, are not sufficient to make payments of benefits (payable in cash under that Plan) in accordance with the terms of that Plan, the Company shall make the balance of each such payment as it falls due. The Trustees shall notify the Company where principal and earnings are not sufficient.

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS

The Trustees shall cease payment of benefits to the Plans’ participants and their beneficiaries if the Company or an Affiliated Employer is Insolvent. The Company or an Affiliated Employer shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company or an Affiliated Employer is unable to pay its debts as they become due or (ii) the Company or an Affiliated Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

At all times during the continuance of this Trust, as provided in Trust Section 1.03, the principal and income of the Trust shall be subject to claims of general creditors of the Company and all Affiliated Employers under federal and state law as set forth below.

The Board of Directors and the Chief Executive Officer of the Company or an Affiliated Employer shall have the duty to inform the Trustees in writing of the Company’s or the Affiliated Employer’s Insolvency. If a person claiming to be a creditor of the Company or an Affiliated Employer alleges in writing to the Trustees that the Company or an Affiliated Employer has become Insolvent, the Trustees shall determine whether the Company or such Affiliated Employer is Insolvent and, pending such determination, the Trustees shall discontinue payment of benefits to the Plans’ participants and their beneficiaries.

Unless the Trustees have actual knowledge of the Company’s or an Affiliated Employer’s Insolvency, or have received notice from the Company or an Affiliated Employer or a person claiming to be a creditor alleging that the Company or an Affiliated Employer is Insolvent, the Trustees shall have no duty to inquire whether the Company or an Affiliated Employer is Insolvent. The Trustees may in all events rely on such evidence concerning the Company’s or any Affiliated Employer’s solvency as may be furnished to the Trustees and that provides the Trustees with a reasonable basis for making a determination concerning the Company’s or such Affiliated Employer’s solvency.

If at any time the Trustees have determined that the Company or an Affiliated Employer is Insolvent, the Trustees shall discontinue payments to the Plans’ participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s and the Affiliated Employer’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plans’ participants or their beneficiaries to pursue their rights as general creditors of the Company or an Affiliated Employer with respect to benefits due under the Plans or otherwise.

The Trustees shall resume the payment of benefits to the Plans’ participants or their beneficiaries in accordance with Article II of this Trust Agreement only after the Trustees have determined that the Company or the Affiliated Employer is not Insolvent (or is no longer Insolvent).

Provided that there are sufficient assets, if the Trustees discontinue the payment of benefits from the Trust pursuant to Trust Section 3.02 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plans’ participants or their beneficiaries under the terms of the Plans (and payable as cash under the Plans) for the period of such discontinuance, less the aggregate amount of any payments made to the Plans’ participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

PAYMENTS TO THE COMPANY

Except as provided in Article III hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustees to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plans’ participants and their beneficiaries pursuant to the terms of the Plans.

INVESTMENT AUTHORITY

In no event may the Trustees invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by the Trustees or the person designated by the Trustees, and shall in no event be exercisable by or rest with the Plans’ participants.

The authority of the Trustees described in Trust Sections 5.01 and 5.03 shall be exercised in accordance with the guidelines and directions issued to the Trustees by such individuals as are appointed by the Board of Directors for this purpose.

The Trustees shall have the following powers:

to invest and reinvest the Trust in such investments as they may deem proper and suitable for the purposes of the Trust including, by way of example and not limitation: notes, bonds, obligations, stock either common or preferred, warrants, rights, securities convertible into common stock, participations in a common trust fund or funds (including a common trust sponsored or operated by a corporate trustee, where applicable), mutual funds either open or closed end, partnerships, obligations of the United States, any state of the United States or any municipality or agency thereof, mortgages and real estate whether developed or undeveloped, sales and leasebacks, interests in real estate investment trusts, leaseholds of any duration, savings accounts, certificates of deposit and other types of time deposits with any financial institution (including a corporate trustee, where applicable), individual and group insurance policies or contracts, annuity contracts and investment policies and contracts;

to keep, retain and safeguard any and all investments properly constituting the Trust and to dispose of such property by sale, exchange or otherwise;

to sell, assign, exchange, transfer, convey or otherwise dispose of any or all of the investments or property constituting the Trust at either public or private sale of cash or other consideration or for deferred payments, and for the purpose of selling, assigning, transferring or conveying the same, to make, execute, acknowledge and deliver any and all instruments of conveyance or assignments in such form and with such warranties and covenants as the Trustees may deem proper; and in the event of any sale, conveyance, exchange or other disposition of any asset of the Trust, the purchaser shall not be required in any way to see to the application of the purchase money or other consideration passing in connection therewith;

to vote any stocks, bonds or other securities held in the Trust at any meeting of stockholders, bondholders, or other security holders, and to delegate the power so to vote to attorneys-in-fact or by proxies under power of attorney, restricted or unrestricted, and to join in or dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of a corporation or properties in which the Trustees may hold stocks, bonds, or other securities, or in which it may be interested;

to take up or subscribe for any rights or exercise any subscription or conversion privilege in any stocks, bonds, notes or other securities constituting the Trust;

to compromise, adjust, arbitrate, sue or defend, abandon or otherwise deal with and settle claims in favor of or against the Trust or relating to any of the assets of the Trust;

to hold property in the name of the Trustees or the name of nominees, or to retain such investments unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustees shall at all times show that such investments are a part of the Trust and the Trustees shall be liable for the acts of its nominees;

to borrow money and mortgage, pledge or hypothecate assets of the Trust as security for any money so borrowed;

to make repairs, alterations, additions or improvements to or to demolish improvements on any property contained in the Trust;

to make or join in any lease or contract, or renew or extend any note, even though such lease or contract, or such renewal or extension may extend beyond the term of this Trust;

to make and execute all instruments necessary or proper to carry out the powers conferred herein;

to write covered call options and utilize similar investment techniques to the extent it deems such techniques prudent under the circumstances; and

to do all other things which shall be necessary to carry out the powers specified herein and perform its duties under this Trust.

DISPOSITION OF INCOME

Except as provided in Section 2.01, during the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

ACCOUNTING BY TRUSTEES

The Trustees shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustees. Within sixty (60) days following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustees, the Trustees shall deliver to the Company a written account of their administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

RESPONSIBILITY OF TRUSTEES

The Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustees shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by an authorized employee of the Company. In the event of a dispute between the Company and a party, the Trustees may apply to a court of competent jurisdiction to resolve the dispute.

If the Trustees undertake or defend any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustees against the Trustees’ costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustees may obtain payment from the Trust.

The Trustees may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

The Trustees may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of their duties or obligations hereunder.

The Trustees shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustees shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person (other than the Company) the proceeds of any borrowing against such policy.

Notwithstanding the provisions of Trust Section 8.05, the Trustees may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

Notwithstanding any powers granted to the Trustees pursuant to this Trust Agreement or to applicable law, the Trustees shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

COMPENSATION AND EXPENSES OF TRUSTEES

The Company shall pay all administrative and expenses and, as agreed to by the Company, and any Trustee’s fees. If not so paid, the fees and expenses shall be paid from the Trust.

RESIGNATION AND REMOVAL OF TRUSTEES

The Trustees may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustees agree otherwise.

The Trustees may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by Trustees; provided, however, that upon a Change of Control, as defined herein, the successor Trustee appointed in accordance with Section 11.04 may not be removed by the Company for three (3) years.

If the successor Trustee appointed in accordance with Section 11.04 resigns within three (3) years of a Change of Control, as defined herein, such Trustee shall select a successor trustee in accordance with the provisions of Trust section 11.02 prior to the effective date of the Trustee’s resignation or removal.

Upon resignation or removal of the Trustees and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

If the Trustees resign or are removed, a successor shall be appointed, in accordance with Article XI hereof, by the effective date of resignation or removal under Trust section 10.01 or 10.02. If no such appointment has been made, the Trustees may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustees in connection with the proceeding shall be allowed as administrative expenses of the Trust.

APPOINTMENT OF SUCCESSOR

If the Trustees resign or are removed in accordance with Trust section 10.01 or 10.02, the Company may appoint any third party, such as a bank trust department with trust powers under state law or other party that may validly exercise trustee powers under state law, as a successor to replace the Trustees upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustees shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

If the Trustees resign or are removed pursuant to the provisions of Trust section 10.03 and select a successor Trustee, the Trustees may appoint any third party such as a bank trust department or other party that may validly exercise trustee powers under state law. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of the former Trustees, including ownership rights in Trust assets. The former Trustees shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles VII and VIII hereof. A successor trustee shall not be responsible for and the Company shall indemnify and defend a successor trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

A successor Trustee that is a bank trust department with trust powers under state law shall be appointed to serve effective as of a Control Change Date. Such successor Trustee shall become the Trustee in accordance with the provisions of Section 11.01 and 11.03.

AMENDMENT OR TERMINATION

The Trust Agreement may be amended by a written instrument executed by the Trustees and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of a Plan or shall make the Trust revocable after it has become irrevocable in accordance with Trust section 1.02.

The Trust shall not terminate with respect to a particular Plan until the date on which that Plan’s participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of that Plan, unless sooner revoked in accordance with Trust section 1.02. Upon termination of the trust any assets remaining in the Trust shall be returned to the Company.

Upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of a particular Plan, the Company may terminate this Trust with respect to that Plan prior to the time all benefit payments under that Plan have been made. All assets credited to the account of that Plan in the Trust at termination shall be returned to the Company unless the Trust has become irrevocable prior to such termination.

Any other provision of this Trust to the contrary notwithstanding, the Trust may not be amended by the Company for three (3) years following a Change of Control.

MISCELLANEOUS

Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

Benefits payable to the Plans’ participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia other than its choice of law provisions to the extent that they would require the application of the laws of another state.

EFFECTIVE DATE

The effective date of this Trust Agreement shall be July 1, 2004.

SIGNATURE PAGE

As evidence of the adoption of this Trust, the Company has caused this document to be executed by its duly authorized officer and Erika T. Davis and Grace den Hartog have executed this document, all effective as of the 1st day of July, 2004.

OWENS & MINOR, INC.

Date:		By:

ERIKA T. DAVIS

Date:	12/31/04		/s/ Erika T. Davis

GRACE DEN HARTOG

Date:	12/31/04		/s/ Grace den Hartog

EXHIBIT I

Participating Plans

1.	Owens & Minor, Inc. Executive Deferred Compensation Plan

2.	Owens & Minor, Inc. Supplemental Executive Retirement Plan